AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH 23, 1998

                                FILE NO. 0-20915

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               GEO PETROLEUM, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

California                                                      33-0328958
----------                                                      ----------
(State or Other Jurisdiction of                            (IRS Employer ID No.)
Incorporation or Organization)

                        501 Deep Valley Drive, Suite 300
                        -------------------------------
                        Rolling Hills Estates, CA 90274
                           --------------------------
                    (Address of Principal Executive Offices)

                   Geo Petroleum, Inc. 1998 Consultants' Plan
                   ------------------------------------------
                           (Full Title of the Plans)

                   Gerald T. Raydon, Chief Executive Officer
                          ---------------------------
                              Geo Petroleum, Inc.
                              -------------------
                             501 Deep Valley Drive
                        -------------------------------
                        Rolling Hills Estates, CA 90274
                           --------------------------
                    (Name and Address of Agent for Service)

                                 (310) 265-0721
                                 --------------
         (Telephone Number, Including Area Code, of Agent for Service)

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CALCULATION OF REGISTRATION FEE

Proposed       Proposed
Title of                    Maximum        Maximum
Securities     Amount       Offering       Aggregate  Amount of
to be          to be        Price          Offering   Registration
Registered     Registered   Per Share      Price      Fee

Common Stock  1,500,000     $1.00          $1,500,000  $442.50
TOTAL         1,500,000     $1.00          $1,500,000  $442.50

Pursuant to Rule 457(h)(3), this Registration covers resales of the common stock offered hereby.
Calculated pursuant to Rule 457(h)(1) and (3) under the Securities Act of 1933, as amended.

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

(b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997;

(c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997;

(d) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1997.

(e) The description of the Company's Common Stock contained under the caption Description of Common Equity in its Form 10 Registration Statement (File No. 0-20915, filed June 21, 1996); and all amendments and reports filed for the purpose of updating that description; and

(f) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities
Not applicable.

Item 5. Interests of Named Experts and Counsel

Counsel rendering an opinion in this matter is the Chief Executive Officer and Chairman of the Board of Directors of the Company and is the owner of approximately 46% of the Common Stock of the Company.

Item 6. Indemnification of Directors and Officers

As permitted by California law, the bylaws of the Company provide broad rights of indemnification to the officers and directors of the Company. The Articles of Incorporation of the Company provide, in part, that:

(a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b) The  corporation  is authorized  to provide  indemnification  of agents,  as defined in Section 317 of the California Corporations Code, through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, which indemnification may be in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code with respect to actions for breaches of duty to the corporation and its shareholders.

(c) Any amendment, repeal, or modification of any provision of this Article V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

The Bylaws of the Company  (Exhibit  3.2 to Form 10-SB)  provide for  additional
indemnification  in  Article  16  thereof,   which  is  incorporated  herein  by
reference.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

3.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit No. 3.1 (a - c) to the Registration Statement on Form 10-SB, which was filed with the Securities and Exchange Commission under No. 0-20915).

3.2 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Registration Statement on Form 10-SB, which was filed with the Securities and Exchange Commission under No. 0-20915).

5.1 Opinion of Gerald T. Raydon as to the validity of the securities registered hereunder (filed herewith).

10.1 Geo Petroleum, Inc. 1998 Consultants' Stock Plan, as adopted by the Company's Board of Directors (filed herewith).

10.2 Agreement for Consulting Services between the Company and Sayed Consulting, Inc. (filed herewith).

10.3 Consulting Payment Plan between the Company and Rodney C. Hill (filed herewith).

23.1 Consent of Gerald T. Raydon (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Ernst & Young, LLP (filed herewith).

Item 9.  Undertakings

A. The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any additional or changed material information on the plan of distribution, provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Rolling Hills Estates, State of California on March 23, 1998.

Geo Petroleum, Inc.

By: \s\  GERALD T. RAYDON
---------------------------
Gerald T. Raydon
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald T. Raydon, his true and lawful attorney in fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange commission and any state or other securities authority, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them or their of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature               Title                          Date
---------               -----                          -----
\s\ GERALD T. RAYDON    Chairman of the Board          March 23, 1998
--------------------    and Chief Executive Officer
Gerald T. Raydon        (Principal Executive Officer)

\s\ LARRY R. BURROUGHS  President and Director
--------------------
Larry R. Burroughs

\s\ ALYDA L. RAYDON     Director, Chief Financial      March 23, 1998
--------------------    Officer and Secretary
Alyda L. Raydon         (Principal Financial and
Accounting Officer)

\s\WILLIAM J. CORCORAN  Director                       March 23, 1998
--------------------
William J. Corcoran

                                 EXHIBIT INDEX


Exhibit Number Description

4.1 Articles of Incorporation of the Company, as amended

Bylaws of the Company

5.1 Opinion of Gerald T. Raydon, as to the validity of the securities registered hereunder.

10.1 Geo Petroleum, Inc. 1998 Consultants' Stock Plan

10.2 Agreement for Consulting Services between the Company and Sayed Consulting, Inc.

10.3 Consulting Payment Plan between the Company and Rodney C. Hill

23.1 Consent of Gerald T. Raydon (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Ernst & Young, LLP